GUARANTEED WITHDRAWAL BENEFIT (GWB) ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date of the Contract. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated in the CONDITIONS FOR TERMINATION OF THIS GUARANTEED WITHDRAWAL BENEFIT section of this Endorsement.

THE FOLLOWING DEFINITION HAS BEEN ADDED TO THE DEFINITIONS SECTION OF THE CONTRACT.

GWB VALUE: The value used to determine the amount of the guaranteed partial withdrawals provided by the GWB. We do not use the GWB Value to calculate the Contract Value or Death Benefit.

THE FOLLOWING HEREBY AMENDS AND SUPPLEMENTS THE WITHDRAWAL PROVISIONS SECTION OF THE CONTRACT.

GWB:
Beginning on your 3rd Contract Anniversary, you can take GWB Withdrawals of up to a total of 10% of the cumulative Purchase Payments, less prior Adjusted Partial Withdrawals, each Contract Year. These GWB Withdrawals may be taken regardless of the amount of the Contract Value, until the GWB Value is exhausted. You cannot take more than what is available in the GWB Value as a GWB Withdrawal. Withdrawal charges will not apply to any GWB Withdrawal.

GWB VALUE CALCULATION:
The GWB Value before the date of death is equal to cumulative Purchase Payments less the sum of Adjusted Partial Withdrawals and less the sum of GWB Withdrawals.

ADJUSTED PARTIAL WITHDRAWALS:
Prior to the 3rd Contract Anniversary, an Adjusted Partial Withdrawal is any partial withdrawal (including any withdrawal charge assessed) multiplied by the greater of 1 or the ratio of i. to ii. below:

On or after the 3rd Contract Anniversary, an Adjusted Partial Withdrawal is any partial withdrawal (including any withdrawal charge assessed), in excess of GWB Withdrawal amount for the year, multiplied by the greater of 1 or the ratio of
i. to ii., where:

i.   the GWB Value (on the date of but prior to the withdrawal).
ii.  the Contract Value (on the date of but prior to the withdrawal).


CONDITIONS FOR TERMINATION OF THIS GUARANTEED WITHDRAWAL BENEFIT:
This benefit will terminate upon the earliest of:
a. the  termination of the Contract;  or
b. the Income Date; or
c. the GWB Value is zero or less; or
d. the death of the Contract Owner unless the spouse continues the Contract as the new owner.

BENEFIT CHARGE:
There is no additional charge for this benefit.

In all other respects the provisions, conditions, exceptions, and limitations contained in the Contract remain unchanged.

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            GUARANTEED WITHDRAWAL BENEFIT (GWB) CALCULATION EXAMPLES

The following two GWB Endorsement calculation examples show the effect of withdrawals on the GWB Value in situations where the Contract Value may vary.

Note that the following applies to each of the Examples that follow:

ANY WITHDRAWALS YOU TAKE IN A CONTRACT YEAR MAY REDUCE THE GWB VALUE BY A GREATER AMOUNT THAN THE WITHDRAWAL. IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS GREATER THAN THE REMAINING GWB VALUE, THE GWB VALUE WILL BE REDUCED BY THE DOLLAR AMOUNT OF THE WITHDRAWAL. IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS LESS THAN THE REMAINING GWB VALUE, THE GWB VALUE WILL BE REDUCED BY MORE THAN THE WITHDRAWAL AMOUNT.

EXAMPLE #1
ASSUMPTIONS

1. You purchase the Contract with an initial Purchase Payment of $100,000. You make no additional Purchase Payments.

2. You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the sixth Contract Year when the Contract Value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

3.   The Contract Value on the sixth Contract Anniversary is $140,000.

GWB VALUE ON THE SIXTH CONTRACT ANNIVERSARY:

We calculate the GWB Value on the sixth Contract Anniversary as:

     Purchase Payments                                                  $100,000
     Reduced by the Adjusted Partial Withdrawal:
     10% of the total Purchase Payments = .10 x $100,000 =
                                                                         -10,000

     Plus
     The remaining  amount of the  withdrawal  multiplied by the greater of 1 or the GWB Value  divided  by the  Contract  Value = $10,000 x greater of 1 or
     ($100,000/ $160,000) = $10,000 x 1 =                                -10,000
                                                                         -------
                                                                         $80,000

EXAMPLE #2
ASSUMPTIONS

1. You purchase the Contract with an initial Purchase Payment of $100,000. You make no additional Purchase Payments.

2. You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the sixth Contract Year when the Contract Value (prior to the partial withdrawal) is $80,000. You take no other partial withdrawals.

3.   The Contract Value on the sixth Contract Anniversary is $70,000.

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GWB VALUE ON THE SIXTH CONTRACT ANNIVERSARY:

We calculate the GWB Value on the sixth Contract Anniversary as:

     Purchase Payments                                                  $100,000
     Reduced by the Adjusted Partial Withdrawal:
     10% of the total Purchase Payments = .10 x $100,000 =
                                                                         -10,000

     Plus
     The remaining  amount of the  withdrawal  multiplied by the greater of 1 or the GWB Value  divided  by the  Contract  Value = $10,000 x greater of 1 or
     ($100,000/ $80,000) = $10,000 x 1.25 =                              -12,500
                                                                         -------
                                                                         $77,500



         /s/ Suzanne J. Pepin                      /s/ Vincent Vitello
             Suzanne J. Pepin                          Vincent Vitello
     Senior Vice President, Secretary                Chairman of the Board,
            and Chief Legal Officer                    CEO and President

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